UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2016

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 28, 2016, the Board of Directors of Jacobs Engineering Group Inc. (the “Company”) amended and restated the Company’s bylaws to amend Section 3.02 to reduce the authorized number of directors from twelve to eleven in connection with Mr. Edward V. Fritzky not standing for reelection to the Company’s Board of Directors at the 2016 annual meeting of shareholders. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 28, 2016, the Company held its annual meeting of shareholders, at which the following items were voted upon:
Proposal No. 1: Election of Directors

Nominee	For	Against	Abstain
Joseph R. Bronson	90,689,026	2,195,218	115,518
Juan José Suárez Coppel	90,273,538	2,577,092	149,132
Robert C. Davidson, Jr.	90,449,510	2,431,187	119,065
Steven J. Demetriou	91,192,852	1,693,126	113,784
Ralph E. Eberhart	88,148,013	4,701,861	149,888
Dawne S. Hickton	91,236,978	1,648,541	114,243
Peter J. Robertson	91,733,873	1,116,534	149,355
Noel G. Watson	90,622,415	2,267,481	109,866

There were 16,409,465 broker non-votes in the election of directors.

Proposal No. 2: Approval of an Amendment to and Restatement of the Company’s 1999 Outside Director Stock Plan

For	Against	Abstain
89,335,672	3,214,548	449,542

There were 16,409,465 broker non-votes on the proposal.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending September 30, 2016

For	Against	Abstain
107,677,621	1,437,887	293,719

There were no broker non-votes on the proposal.

Proposal No. 4: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
74,666,147	17,632,404	701,211

There were 16,409,465 broker non-votes on the proposal.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated January 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2016

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
Chief Financial Officer

4